                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 17, 2000 on the financial statements of Fortis Benefits Insurance Company and our report dated March 29, 2000 on the financial statements of Fortis Benefits Insurance Company Variable Account C in this Post-Effective Amendment No. 24 (Form S-6 No. 33-03919) to the Registration Statement and related Prospectus of Fortis Benefits Insurance Company for the registration of flexible premium variable life insurance policies.

Minneapolis, Minnesota                                     /s/ Ernst & Young LLP
April 17, 2002